UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K of Placer Sierra Bancshares (the “Company”), filed with the SEC on October 27, 2006 regarding the Company’s Results of Operations and Financial Condition. The original Form 8-K was erroneously filed as a Rule 425 filing. This Form 8-K/A is being filed to clarify and amend the original Form 8-K to show that it should not have been filed as a Rule 425 filing. Accordingly, this Form 8-K amends and restates in its entirety the front page of the original Form 8-K. All other items of the Form 8-K remain the same.

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On October 26, 2006, Placer Sierra Bancshares (the “Registrant” or the “Company”) issued a press release regarding its results of operations and financial condition for the period ended September 30, 2006. The text of the press release is included as Exhibit 99.1 to this report. The information included in the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01. Other Events

On October 26, 2006, the Company also announced the declaration of a 2006 fourth quarter cash dividend in the amount of $0.15 per common share outstanding. The dividend will be payable on or about November 23, 2006 to its shareholders of record on November 10, 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 26, 2006, deemed furnished (not filed) as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)
Date November 1, 2006
/s/ David E. Hooston
David E. Hooston Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 26, 2006, deemed furnished (not filed) as Exhibit 99.1.